EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 15, 2008 in the Amendment No. 1 to the Registration Statement (File No. 333-152711) and related Prospectus of Claymore Securities Defined Portfolios, Series 520.




                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                          GRANT THORNTON LLP


Chicago, Illinois
September 15, 2008